Exhibit 99.1
MedAvail Reports Third Quarter 2021 Financial Results
MISSISSAUGA, Ontario and PHOENIX, Ariz. – November 8, 2021 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”) a technology-enabled pharmacy company, today reported financial results for the three months ended September 30, 2021.
“We are encouraged by our third quarter results, highlighted by our recent partnerships to broaden our footprint in Florida. Our expansion opportunities demonstrate the value proposition of our SpotRx embedded pharmacy model. With each new SpotRx deployment and partnership in our targeted states, we are building a foundation to deliver sustainable and scalable growth,” said Ed Kilroy, Chief Executive Officer of MedAvail. “As we look to the remainder of 2021, we remain focused on continued execution across our initiatives and are confident that we are well positioned with our pipeline opportunities in key markets.”
Third Quarter 2021 Financial and Operational Highlights
All comparisons, unless otherwise noted, are to the three months ended September 30, 2020.
•Total net sales were $5.8 million
•Total net sales by segment
◦Retail Pharmacy Services sales increased 149% to $5.4 million
◦Pharmacy Technology sales decreased 93% to $0.3 million. Net sales for the third quarter of 2020 included a non-recurring benefit of $4.7 million recognized in conjunction with a commercial agreement from 2018; excluding this benefit, Pharmacy Technology sales increased 51%
•14 MedCenter deployments compared to 11 total MedCenter deployments
•Net Loss was $11.3 million compared to a net loss of $2.5 million
◦Net loss of $2.5 million in the third quarter of 2020 included the non-recurring benefit of $4.7 million noted above
•Adjusted EBITDA losses of $10.1 million compared to $5.1 million
•Cash, cash equivalents, and restricted cash totaled $36.3 million as of quarter-end
Full Year 2021 Financial Outlook
MedAvail is reaffirming its revenue guidance of at least $21 million for the full year ending December 31, 2021. The minimum number of new clinics the company expects to deploy in 2021 remains unchanged at 45.
Conference Call
MedAvail will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Monday, November 8, 2021, to discuss its third quarter 2021 financial results. A webcast of the conference call can be accessed at https://investors.medavail.com/. The webcast will be archived and available for replay for at least 90 days after the event.
About MedAvail
MedAvail Holdings, Inc. (NASDAQ: MDVL) is a technology-enabled pharmacy organization, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter, and home delivery operations, to Medicare clinics. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Forward Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding MedAvail's business strategy and market opportunity; potential future revenue projections and expectations for growth; expansion plans; and customer partnerships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MedAvail's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to risks discussed under the heading "Risk Factors" in both our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021, and our Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2021, and other filings MedAvail makes with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.
Contacts:
Investor Relations
Caroline Paul
Gilmartin Group
ir@medavail.com
SOURCE MedAvail Holdings, Inc.

MEDAVAIL HOLDINGS, INC.
Consolidated Condensed Statements of Operations
(US Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,
	2021	2020
Sales:
Pharmacy and hardware sales	$5,659	$3,926
Service sales	133	3,219
Total sales	5,792	7,145
Cost of sales:
Pharmacy and hardware cost of sales	5,539	2,132
Service cost of sales	67	30
Total cost of sales	5,606	2,162
Gross profit	186	4,983
Pharmacy operations	2,395	1,450
General and administrative	6,805	3,464
Selling and marketing	1,779	624
Research and development	232	154
Merger expenses	—	1,324
Operating loss	(11,025)	(2,033)
Other gain (loss), net	7	—
Interest income	7	—
Interest expense	(260)	(455)
Loss before income taxes	(11,271)	(2,488)
Income tax	(2)	—
Net loss	$(11,273)	$(2,488)
Net loss per share - basic and diluted	$(0.34)	$(1.22)
Weighted average shares outstanding - basic and diluted	32,750,831	2,045,686

MEDAVAIL HOLDINGS, INC.
Consolidated Condensed Balance Sheets
(US Dollars in thousands, except share amounts)

	September 30,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$35,875	$57,936
Restricted cash	400	60
Accounts receivable (net of allowance for doubtful accounts of $27 thousand for September 30, 2021, $40 thousand for December 31, 2020)	1,075	1,520
Inventories	4,253	2,817
Prepaid expenses and other current assets	762	1,534
Total current assets	42,365	63,867
Property, plant and equipment, net	4,632	3,795
Right-of-use assets	2,902	1,239
Other assets	248	203
Intangible assets	1,950	227
Total assets	$52,097	$69,331
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$7,075	$4,512
Short-term debt	1,000	2,161
Contract liability	317	275
Current portion of lease obligations	742	665
Total current liabilities	9,134	7,613
Long-term debt, net	9,466	—
Long-term portion of lease obligations	2,279	651
Total liabilities	20,879	8,264
Commitments and contingencies
Stockholders' deficit:
Common shares ($0.001 par value, 100,000,000 shares authorized, 32,754,925 and 31,816,020 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively)	33	32
Warrants	1,373	2,614
Additional paid-in-capital	216,204	213,624
Accumulated other comprehensive loss	(6,928)	(6,928)
Accumulated deficit	(179,464)	(148,275)
Total stockholders' equity	31,218	61,067
Total liabilities and stockholders' equity	$52,097	$69,331

MEDAVAIL HOLDINGS, INC.
Supplemental Financial Information - Segments
(US Dollars in thousands)
(Unaudited)

	Retail Pharmacy Services	Pharmacy Technology	Total
Three Months Ended September 30, 2021
Sales:
Pharmacy and hardware sales:
Retail pharmacy sales	$5,445	$—	$5,445
Hardware	—	106	106
Subscription sales	—	108	108
Total pharmacy and hardware sales	5,445	214	5,659
Service sales:
Software integration	—	—	—
Software	—	51	51
Maintenance and support	—	44	44
Installation	—	11	11
Professional services and other	—	27	27
Total service sales	—	133	133
Total sales	5,445	347	5,792
Cost of sales	5,366	240	5,606
Gross profit	$79	$107	$186

	Retail Pharmacy Services	Pharmacy Technology (1)	Total
Three Months Ended September 30, 2020
Sales:
Pharmacy and hardware sales:
Retail pharmacy sales	$2,186	$—	$2,186
Hardware	—	1,625	1,625
Subscription sales	—	115	115
Total pharmacy and hardware sales	2,186	1,740	3,926
Service sales:
Software integration	—	3,168	3,168
Software	—	15	15
Maintenance and support	—	17	17
Installation	—	—	—
Professional services and other	—	19	19
Total service sales	—	3,219	3,219
Total sales	2,186	4,959	7,145
Cost of sales	2,042	120	2,162
Gross profit	$144	$4,839	$4,983
(1) Includes $1.5 million of hardware sales and $3.2 million of software integration sales associated with a non-recurring commercial agreement.

Non-GAAP Financial Measures
To supplement our consolidated condensed financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define Adjusted EBITDA for a particular period as net (loss) income before interest, taxes, depreciation and amortization, and as further adjusted for non-recurring revenue from a commercial agreement, merger-related expenses, and stock-based compensation expense.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like one-time transaction costs related to the reverse merger. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

MEDAVAIL HOLDINGS, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(US Dollars in thousands)

	Three Months Ended September 30,
	2021	2020
Net loss	$(11,273)	$(2,488)
Adjustments to calculate EBITDA:
Interest income	(7)	—
Interest expense	260	455
Income tax expense	2	—
Depreciation and amortization (1)	526	283
EBITDA	$(10,492)	$(1,750)
Adjustments as follows:
Non-recurring commercial agreement (2)	—	(4,729)
Merger expenses	—	1,324
Share-based compensation expense	365	65
Adjusted EBITDA	$(10,127)	$(5,090)
(1) Excludes $213 thousand and $150 thousand in operating lease amortization for the three month periods ended September 30, 2021, and 2020, respectively.
(2) Includes $1.5 million of hardware sales and $3.2 million of software integration sales associated with a non-recurring commercial agreement.